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                             [ARTHUR ANDERSEN LOGO]

                                             -----------------------------------
                                             Arthur Andersen & Co.
                                             Certified Public Accountants
                                             -----------------------------------
                                             25/F, Wing On Centre
                                             111 Connaught Road Central
                                             Hong Kong
                                             852 2852 0222
                                             852 2815 0548 Fax
                                             Direct Fax:


August 23, 1996

The Directors
American Craft Brewing International Limited
41 Cedar Avenue
P O Box HM 1179
Hamilton HM EX
Bermuda




Dear Sirs,

As independent public accountants, we hereby consent to the use of our reports, and to all references to our Firm included in or made a part of this Registration Statement.



Very truly yours,

Arthur Andersen & Co.


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